SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: September 16, 2004
(Date of Earliest Event Reported)

TARRAGON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	0-8003 (Commission File No.)	94-2432628 (I.R.S. Employer Identification No.)

1775 Broadway, 23rd Floor
New York, New York 10019
(Address of principal executive offices)

212-949-5000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Sales of Equity Securities

     On September 16, 2004, Tarragon Corporation (“Tarragon” or the “Issuer”) completed the sale of $50,000,000 principal amount of 8.00% Senior Convertible Notes due 2009 (the “Notes”) to Lazard Freres & Co., LLC (“Lazard”) as the Initial Purchaser under a Purchase Agreement dated September 9, 2004 (the “Purchase Agreement”). The Notes were resold by Lazard to persons reasonably believed to be “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended [the “Securities Act”). The amount of Notes sold includes the $10,000,000 principal amount of Notes issued pursuant to an over-allotment option granted to the Initial Purchaser that was exercised. The Notes are general senior unsecured obligations of Tarragon, bear interest at the rate of 8% per annum and are convertible into Tarragon Common Stock at a initial conversion rate of 54.4662 shares per $1,000 in principal amount of Notes (equal to a conversion price of $18.36 per share of Tarragon Common Stock), subject to adjustment in certain instances.

     If the full original principal amount of Notes of $50,000,000 is converted (as of the date of issuance), it would add up to 2,723,312 shares of Common Stock to the 15,245,241 outstanding Tarragon shares of Common Stock at June 30, 2004 which would be increased to 17,968,553 shares or approximately 15.16% of the then issued and outstanding shares of Common Stock of Tarragon.

     Prior to September 16, 2007, the Notes are not redeemable but after that date until maturity, Tarragon has the right, but not the obligation upon certain notice to redeem Notes (in whole or in part) for cash at a redemption price of $1,000 original amount Note plus accrued and unpaid interest if the closing price of Tarragon’s Common Stock equals or exceeds 150% of the then applicable conversion price per 20 out of 30 consecutive trading days. The Notes may also be subject to a “put” option by the holders if a fundamental change occurs. The Notes have been sold pursuant to and in reliance upon Rule 144A and are subject to certain registration rights.

Item 7.01. Regulation FD Disclosure

     On September 16, 2004, Tarragon issued a press release announcing the completion of the private placement of $50,000,000 of 8% Senior Convertible Notes due 2009. A copy of the press release is attached hereto as Exhibit “99.1”.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

     The following are filed herewith as Exhibits or incorporated by references indicated below:

Exhibit Designation	Description of Exhibit
99.1*	Press Release dated September 16, 2004.

*	Filed herewith.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2004	TARRAGON CORPORATION
	By:	/s/ Erin D. Pickens
Erin D. Pickens, Executive Vice
President and Chief Financial Officer

2